NEWS RELEASE For immediate release Laura Clark 904 598 7831 LauraClark@RegencyCenters.com Regency Centers Reports Third Quarter 2018 Results Company Increases 2018 Guidance JACKSONVILLE, FL. (October 25, 2018) – Regency Centers Corporation (“Regency” or the “Company”) today reported financial and operating results for the period ended September 30, 2018. Third Quarter 2018 Highlights • For the three months ended September 30, 2018, Net Income Attributable to Common stockholders (“Net Income”) of $0.41 per diluted share. • For the three months ended September 30, 2018, NAREIT Funds from Operations (“NAREIT FFO”) of $0.96 per diluted share. • Year-to-date same property Net Operating Income (“NOI”) as adjusted, excluding termination fees, increased 3.8% as compared to the same period in 2017. • As of September 30, 2018, percent leased for the same property portfolio increased 30 basis points sequentially to 95.9%. Spaces less than 10,000 square feet (“Small Shops”) were 92.3% leased, an increase of 10 basis points sequentially. • For the three months ended September 30, 2018, rent spreads on comparable new and renewal leases were 35.2% and 5.9%, respectively, with total rent spreads of 10.1%. • For the three months ended September 30, 2018, total leasing volume exceeded 2.3 million square feet of new and renewal leases. • On a year-to-date basis, including transactions subsequent to quarter end, the Company sold 9 properties for a total sales price of $194.7 million and acquired 6 properties for a total purchase price of $145.1 million, at Regency’s share. • As of September 30, 2018, a total of 22 properties were in development or redevelopment representing a total investment of $354.4 million. • On August 7, 2018, S&P Global Ratings affirmed its BBB+ issuer credit rating on Regency and revised its outlook upward to positive from stable. “I am extremely pleased with our performance this quarter and year-to-date as Regency’s exceptional portfolio continues to benefit from the momentum of successful retailers and our best-in-class team, producing 3.8% same property NOI growth year-to-date and reaching nearly 96% leased,” said Martin E. “Hap” Stein, Jr., Chairman and Chief Executive Officer. “I am confident that Regency has never been better positioned to navigate the rapidly evolving retail landscape, and consistently achieve sector leading earnings and dividend growth.” Financial Results Regency reported Net Income for the third quarter of $69.7 million, or $0.41 per diluted share compared to $59.7 million, or $0.35 per diluted share, for the same period in 2017. 1

The Company reported NAREIT FFO for the third quarter of $163.5 million, or $0.96 per diluted share, compared to $155.7 million, or $0.91 per diluted share, for the same period in 2017. The Company reported Operating Funds from Operations (“Operating FFO”), an additional performance measure used by Regency that excludes certain non-comparable items as well as non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt adjustments, for the third quarter of $151.2 million, or $0.89 per diluted share, compared to $148.6 million, or $0.87 per diluted share, for the same period in 2017. Operating Results Third quarter same property NOI, excluding termination fees, increased 2.9% compared to the same period in 2017, with base rent growth contributing 3.8%. As of September 30, 2018, Regency’s wholly-owned portfolio plus its pro-rata share of co-investment partnerships was 95.4% leased. The same property portfolio was 95.9% leased, which is an increase of 30 basis points sequentially and an increase of 10 basis points from the same period in 2017. Same property small shops were 92.3% leased, which is an increase of 10 basis points sequentially. For the three months ended September 30, 2018, Regency executed over 2.3 million square feet of new and renewal leases. Rent spreads on comparable new and renewal leases were 35.2% and 5.9%, respectively, with total rent spreads of 10.1%. For the trailing twelve months, total rent spreads on comparable new and renewal leases, were 7.4%. Investments Property Transactions During the quarter, the Company acquired, into one of it’s co-investment partnerships, Ridgewood Shopping Center, a 93,000 square foot retail shopping center located in Raleigh, NC, anchored by Whole Foods, for a gross purchase price of $45.8 million. The Company’s share of the purchase price was $9.2 million. On a year-to-date basis, the Company has acquired 6 properties for a combined gross purchase price of $244.5 million. Regency’s share of the combined purchase price was $145.1 million at a weighted average cap rate of 4.9%. As previously disclosed, Regency sold 3 wholly-owned shopping centers during the quarter, for a combined gross sales price of $106.9 million. Subsequent to quarter end, Regency sold an additional two wholly-owned properties for a gross sale price of $51.9 million. These properties included Marketplace Shopping Center located in St. Petersburg, FL, anchored by LA Fitness, and Culpeper Colonnade located in Culpeper, VA, anchored by Martin’s, Dick’s Sporting Goods, PetSmart, and Staples. On a year-to-date basis, the Company has sold 9 properties for a combined gross sales price of $194.7 million, at a weighted average cap rate of 7.9%. 2

Developments and Redevelopments During the third quarter, the Company started two redevelopment projects, including Bloomingdale Square in Tampa, FL. Bloomingdale Square is a $19 million redevelopment, which will include Publix relocating and expanding into a space previously occupied by Walmart. The Company also completed one redevelopment project, Paces Ferry Plaza located in Atlanta, GA, which now includes a new grocery anchor, Whole Foods 365. At quarter end, the Company had 22 properties in development or redevelopment with combined, estimated net development costs of $354.4 million. In-process development projects were a combined 71% funded and 80% leased, and are expected to yield an average return of 7.3%. The year-to-date completed development and redevelopment projects have a combined cost of $253.4 million and are expected to yield an average return of 6.9%. Dividend On October 25, 2018, Regency’s Board declared a quarterly cash dividend on the Company’s common stock of $0.555 per share. The dividend is payable on November 28, 2018, to shareholders of record as of November 14, 2018. 2018 Guidance The Company has updated certain components of its 2018 earnings guidance. Please refer to the Company’s third quarter 2018 supplemental information package for a complete list of updates. 2018 Guidance Updated Guidance Previous Guidance Net Income Attributable to Common Stockholders $1.32 - $1.35 $1.32 - $1.36 NAREIT Funds From Operations per diluted share $3.76 - $3.79 $3.75 - $3.79 Operating Funds from Operations per diluted share $3.51 - $3.54 $3.50 - $3.54 Same Property Net Operating Income, as adjusted, Growth excluding +/- 3.25% 2.75% - 3.25% termination fees (pro-rata) Conference Call Information To discuss Regency’s third quarter results, the Company will host a conference call on Friday, October 26, 2018, at 10:00 a.m. EDT. Dial-in and webcast information is listed below. Third Quarter 2018 Earnings Conference Call Date: Friday, October 26, 2018 Time: 10:00 a.m. ET Dial#: 877-407-0789 or 201-689-8562 Webcast: investors.regencycenters.com 3

Replay Webcast Archive: Investor Relations page under Events & Webcasts Non-GAAP Disclosure The Company uses certain non-GAAP performance measures, in addition to the required GAAP presentations, as it believes these measures improve the understanding of the Company's operational results. Regency manages its entire real estate portfolio without regard to ownership structure, although certain decisions impacting properties owned through partnerships require partner approval. Therefore, the Company believes presenting its pro-rata share of operating results regardless of ownership structure, along with other non-GAAP measures, makes comparisons of other REITs' operating results to the Company's more meaningful. Management continually evaluates the usefulness, relevance, limitations, and calculation of the Company’s reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. NAREIT FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“NAREIT”) defines as net income, computed in accordance with GAAP, excluding gains and losses from dispositions of depreciable property, net of tax, excluding operating real estate impairments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes NAREIT FFO for all periods presented in accordance with NAREIT's definition. Many companies use different depreciable lives and methods, and real estate values historically fluctuate with market conditions. Since NAREIT FFO excludes depreciation and amortization and gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, NAREIT FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP and therefore, should not be considered a substitute measure of cash flows from operations. Operating FFO is an additional performance measure that excludes from NAREIT FFO: (i) transaction related income or expenses; (ii) impairments on land; (iii) gains or losses from the early extinguishment of debt; (iv) certain non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt adjustments; and (v) other amounts as they occur. The Company believes Operating FFO, which excludes certain non-cash and non-comparable items from the computation of NAREIT FFO that affect the Company’s period-over- period performance, is useful to investors because it is more reflective of the core operating performance of its portfolio of properties. The Company provides a reconciliation of Net Income to NAREIT FFO and Operating FFO for actual results. 4

Reconciliation of Net (Loss) Income Attributable to Common Stockholders to NAREIT FFO and Operating FFO - ***Actual (in thousands)***

For the Periods Ended September 30, 2018 and 2017	Three Months Ended		Year to Date	
	2018	2017	2018	2017
Reconciliation of Net Income (Loss) to NAREIT FFO:				
Net Income (Loss) Attributable to Common Stockholders	$ 69,722	59,666	$ 170,222	74,810
Adjustments to reconcile to NAREIT Funds From Operations[1]:				
Depreciation and amortization (excluding FF&E)	96,795	99,284	290,182	266,873
Provision for impairment to operating properties	407	-	28,901	-
Gain on sale of operating properties	(3,610)	(3,349)	(3,958)	(8,415)
Exchangeable operating partnership units	147	132	358	217
NAREIT Funds From Operations	$ 163,461	155,733	$ 485,705	333,485
Reconciliation of NAREIT FFO to Operating FFO:				
NAREIT Funds From Operations	$ 163,461	155,733	$ 485,705	333,485
Adjustments to reconcile to Operating Funds From Operations[1]:				
Acquisition pursuit and closing costs	-	-	-	138
Gain on sale of land	(53)	(119)	(1,030)	(2,969)
Provision for impairment to land	448	-	542	-
Loss on derivative instruments and hedge ineffectiveness	-	2	-	(12)
Early extinguishment of debt	-	-	11,172	12,404
Interest on bonds for period from notice to redemption	-	-	600	-
Merger related costs	-	1,175	-	75,584
Merger related debt offering interest	-	-	-	975
Preferred redemption costs	-	2,859	-	12,226
Hurricane losses	-	1,852	-	1,852
Straight line rent, net	(4,811)	(4,828)	(13,641)	(13,596)
Above/below market rent amortization, net	(6,931)	(7,293)	(26,732)	(19,605)
Debt premium/discount amortization	(931)	(789)	(2,727)	(2,441)
Operating Funds From Operations	$ 151,183	148,592	$ 453,889	398,040
Weighted Average Shares For Diluted Earnings per Share	169,839	170,466	170,166	156,190
Weighted Average Shares For Diluted FFO and Operating FFO per Share	170,188	170,816	170,516	156,467

(1) Includes pro-rata share of unconsolidated co-investment partnerships, net of pro-rata share attributable to noncontrolling interests.

Same property NOI is a key non-GAAP measure used by management in evaluating the operating performance of Regency's properties. The Company provides a reconciliation of net income to pro-rata same property NOI.

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Reconciliation of Net Income Attributable to Common Stockholders to Pro-Rata Same Property NOI - *as adjusted Actual (in thousands)*

For the Periods Ended September 30, 2018 and 2017	Three Months Ended		Year to Date	
	2018	2017	2018	2017
Net Income (Loss) Attributable to Common Stockholders	$ 69,722	59,666	$ 170,222	74,810
Less:				
Management, transaction, and other fees	(6,954)	(6,047)	(20,999)	(19,353)
Gain on sale of real estate	(3,228)	(131)	(4,448)	(4,913)
Other[1]	(13,016)	(13,273)	(44,822)	(36,534)
Plus:				
Depreciation and amortization	89,183	91,474	266,812	243,757
General and administrative	17,564	15,199	51,947	49,618
Other operating expense, excluding provision for doubtful accounts	909	2,130	2,825	78,774
Other expense (income)	36,550	33,708	150,568	106,734
Equity in income of investments in real estate excluded from NOI [2]	14,323	11,809	45,083	38,519
Net income attributable to noncontrolling interests	812	769	2,366	2,101
Preferred stock dividends and issuance costs	-	3,147	-	16,128
NOI	205,865	198,451	619,554	549,641
Less non-same property NOI [3]	(5,943)	(4,738)	(19,339)	(14,123)
Plus same property NOI for non-ownership periods of Equity One[4]	-	-	-	43,011
Same Property NOI as adjusted	$ 199,922	193,713	$ 600,215	578,529
Same Property NOI as adjusted without Termination Fees	$ 199,040	193,449	$ 599,543	577,761
Same Property NOI as adjusted without Termination Fees or Redevelopments	$ 176,309	173,878	$ 531,635	520,450

[1] Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
[2] Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, and interest expense.
[3] Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.
[4] Refer to page ii of the Company's third quarter 2018 supplemental package for Same Property NOI detail for the non-ownership periods of Equity One.

Reported results are preliminary and not final until the filing of the Company's Form 10-Q with the SEC and, therefore, remain subject to adjustment.

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Reconciliation of Net Income Attributable to Common Stockholders to NAREIT FFO and Operating FFO — Guidance (per diluted share) Full Year NAREIT FFO and Operating FFO Guidance: 2018 Low High Net income attributable to common stockholders $ 1.32 1.35 Adjustments to reconcile net income to NAREIT FFO: Depreciation and amortization 2.29 2.29 Prov ision for impairment 0.17 0.17 Gain on sale of operating properties (0.02) (0.02) NAREIT Funds From Operations $ 3.76 3.79 Adjustments to reconcile NAREIT FFO to Operating FFO: Gain on sale of land (0.01) (0.01) Early extinguishment of debt 0.07 0.07 Other non-comparable costs 0.01 0.01 Straight line rent, net (0.10) (0.10) Market rent amortization, net (0.20) (0.20) Debt mark-to-market (0.02) (0.02) Operating Funds From Operations $ 3.51 3.54 The Company has published forward-looking statements and additional financial information in its third quarter 2018 supplemental information package that may help investors estimate earnings for 2018. A copy of the Company’s third quarter 2018 supplemental information will be available on the Company's website at www.RegencyCenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental information package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the quarter ended September, 2018. Regency may, but assumes no obligation to, update information in the supplemental package from time to time. About Regency Centers Corporation (NYSE: REG) Regency Centers is the preeminent national owner, operator, and developer of shopping centers located in affluent and densely populated trade areas. Our portfolio includes thriving properties merchandised 7 with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit regencycenters.com. ### Forward-looking statements involve risks and uncertainties. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation with the SEC, specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements. 8